Exhibit 23.1

FORM OF CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No.      to the Registration Statement on Form S-1, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

New York, New York

                             , 2011